UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2009

AMHN, INC.

(Exact name of registrant as specified in its charter)

Utah	000-16731	87-0233535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 North Maple Drive, Suite 208

Beverly Hills, CA 90210

(Address of principal executive offices and Zip Code)

(424) 239-6781

(Registrant’s telephone number, including area code)

CROFF ENTERPRISES, INC.

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

On September 29, 2009, based on the recommendation of and approval of the Board of Directors of AMHN, Inc., f/k/a Croff Enterprises, Inc. (the “Company”), the Company accepted the resignation of Ronald R. Chadwick, P.C. (“Chadwick”) as its independent auditor.

Chadwick reported on the Company’s financial statements for the years ended December 2008, 2007 and 2006. For these periods and up to September 29, 2009, there were no disagreements with Chadwick on any matter of accounting principle or practices, financial statement disclosure, or audit scope or procedure, which disagreement(s), if not resolved to the satisfaction of Chadwick would have caused it to make reference thereto in its report on the financial statements for such years.

The reports of Chadwick on the financial statements of the Company for the fiscal years ended December 2008, 2007 and 2006 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company has provided Chadwick with a copy of the foregoing disclosure and requested that Chadwick provide the Company with a letter addressed to Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to this item. A copy of such letter, dated September 29, 2009, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On September 29, 2009, the Company appointed KBL, LLP as its new independent registered public accounting firm for the quarter ended September 30, 2009 and going forward. During the Company’s two most recent fiscal years and any subsequent interim period prior to the engagement of KBL, LLP, neither the Company nor anyone on the Company’s behalf consulted with KBL, LLP regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event”.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired:

None.

(b)	Pro Forma Financial Information:

None.

(c)	Shell Company Transactions:

None.

(d)	Exhibits:

Exh. No.	Date	Document

16.1	September 29, 2009	Letter to the SEC from Ronald R. Chadwick, P.C.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2009	AMHN, INC.

	By:	/S/ ROBERT CAMBRIDGE
Robert Cambridge
Chief Executive Officer

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